As filed with the Securities and Exchange Commission on July 25, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

____________________

ULTRA CLEAN HOLDINGS, INC.

(Exact name of registrant as specified in
its charter)

Delaware (State or other jurisdiction of incorporation or organization)		61-1430858 (IRS Employer Identification No.)
26462 CORPORATE AVENUE HAYWARD, CA 94545 (Address of principal executive offices) (Zip Code)

____________________

ULTRA CLEAN HOLDINGS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Full title of the Plan)

____________________

James P. Scholhamer
Chief Executive Officer
Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4600

(Name, address including zip code, and telephone number,
including area code, of agent for service)

____________________

Copies to:

Alan F. Denenberg, Esq.
Davis Polk & Wardwell LLP
1600 El Camino Real

 Menlo Park, California 94025
(650) 752-2000

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	2,700,000 shares	$24.10	$65,056,500	$7,540.05

(1)	This Registration Statement shall cover any additional shares of common stock which become issuable under the Ultra Clean Holdings, Inc. Amended and Restated Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Calculated under Rule 457(h) of the Securities Act of 1933, as amended (“1933 Act”), on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on July 20, 2017 as reported by the NASDAQ Global Market, rounded to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Ultra Clean Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2016, filed with the SEC on March 15, 2017, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 10, 2017, pursuant to Section 13 of the 1934 Act;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on April 26, 2017 and May 30, 2017, pursuant to Section 13 or 15(d) of the 1934 Act; and

(e)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed on March 23, 2004, pursuant to Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, subject to certain limitations. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Amended and Restated Certificate of Incorporation

Article Eight of our amended and restated certificate of incorporation provides for indemnification by us of our directors, officers and employees to the fullest extent permitted by Delaware law. Article Eight also provides that we may maintain insurance on behalf of our directors, officers and employees.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have also entered into separate indemnification agreements with our directors and officers which may be broader than the indemnification provisions contained in Delaware law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-111904	March 2, 2004	3.1

4.2	Amended and Restated Bylaws	10-Q	000-50646	May 2, 2016	3.1

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm					X

Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.3	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	Amended and Restated Stock Incentive Plan					X

ITEM 9.	UNDERTAKINGS

a.     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2)    That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on the 25th day of July, 2017.

Ultra Clean Holdings, Inc.

By:	/s/ James P. Scholhamer
	Name:	James P. Scholhamer
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Scholhamer and Sheri Brumm, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him/her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Clarence L. Granger	Chairman	July 25, 2017
Clarence L. Granger

/s/ James P. Scholhamer	Chief Executive Officer and Director	July 25, 2017
James P. Scholhamer	(Principal Executive Officer)

/s/ Sheri Brumm	Chief Financial Officer and Senior Vice President of Finance	July 25, 2017
Sheri Brumm	(Principal Financial Officer and Principal Accounting Officer)

/s/ Leonid Mezhvinsky	Director	July 25, 2017
Leonid Mezhvinsky

/s/ Emily M. Liggett	Director	July 25, 2017
Emily M. Liggett

/s/ Thomas T. Edman	Director	July 25, 2017
Thomas T. Edman

/s/ Barbara V. Scherer	Director	July 25, 2017
Barbara V. Scherer

/s/ David T. IbnAle	Director	July 25, 2017
David IbnAle

/s/ Jeff Andreson	Director	July 25, 2017
Jeff Andreson

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-111904	March 2, 2004	3.1

4.2	Amended and Restated Bylaws	10-Q	000-50646	May 2, 2016	3.1

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.3	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	Amended and Restated Stock Incentive Plan					X